Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-164485) and Form S-8 (Nos. 333-168671, 333-159088, 333-150606, 333-143320, 333-138969) of Hansen Medical, Inc. of our report dated March 15, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 15, 2011